UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2008

ADVANCED LIFE SCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51436 (Commission File Number)	30-0296543 (I.R.S. Employer Identification No.)

	1440 Davey Road Woodridge, Illinois 60517 (Address of principal executive offices)	60517 (Zip Code)

(630) 739-6744 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

  On December 21, 2007 Advanced Life Sciences, Inc. (the “Company”) entered into an amendment to the business loan agreement (the “Amended Loan Agreement”) with The Leaders Bank that restructured the Company’s existing $4.0 million business loan agreement with The Leaders Bank to, among other things, extend the maturity date of the loan for 24 months.  In connection with the Amended Loan Agreement, on January 31, 2008, the Company entered into a Promissory Note (the “New Promissory Note”) with The Leaders Bank.

The New Promissory Note replaces the Company’s existing Promissory Note and provides the $4.0 million revolving line of credit at an interest rate of 6.25% per annum.  The Company’s obligations under the New Promissory Note are payable in full on January 1, 2010 and are secured by substantially all of the Company’s assets, except that the collateral specifically excludes any rights that the Company may have a result of its license agreement with Abbott Laboratories for cethromycin.

A copy of the New Promissory Note and is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

                (d)           Exhibits:

Exhibit No.	Description

10.1	Promissory Note between Advanced Life Sciences, Inc. and The Leaders Bank, dated as of January 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED LIFE SCIENCES HOLDINGS, INC.

Date: February 5, 2008	By:	/s/ Michael T. Flavin
	Name:	Michael T. Flavin, Ph.D.
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Promissory Note between Advanced Life Sciences, Inc. and The Leaders Bank, dated as of January 31, 2008.